Exhibit 10.11

SUBLEASE AGREEMENT

This Sublease dated as of July 18, 2002 is made between the Sublandlord and Subtenant listed in Article I below.

ARTICLE I:           Defined Terms; Background

1.                                       Each reference in this Sublease to the capitalized terms set forth below shall have the meanings given to them in this Article I.

Sublandlord:	Nortel Networks Inc., a Delaware corporation.

Sublandlord’s Address for Payment of Rent:	2370 Performance Drive M.S. 087/05/A30 Richardson, Texas 75082

Sublandlord’s Notice Address:	Nortel Networks Inc. 2370 Performance Drive M.S. 087/05/A30 Richardson, TX 75082-4333 Attn: Real Estate Dept.

With a copy to:

Nortel Networks Inc. 200 Athens Way Nashville, Tennessee 37228-1803 Attn: Law Department

Subtenant:	Tripath Technology, Inc.

Subtenant’s Notice Address:	Tripath Technology, Inc. 3900 Freedom Circle Santa Clara CA 95054

Master Lease:

The Lease between Master Landlord and Clarify Inc., predecessor in interest to Sublandlord effective as of June 23, 1998, as amended by that First Amendment to Lease dated July 14, 1999, and that Second Amendment to Lease dated October 2, 2000 and as amended, renewed and/or extended from time to time for the Master Leased Premises as hereinafter defined and attached hereto as Exhibit A.

Master Landlord:	CarrAmerica Realty Corporation, a Maryland corporation.

Master Leased Premises:

The premises located at 2590 (“Building A”), 2580 (“Building B”), 2570 (“Building C”), and 2560 (“Building D”), Orchard Parkway, San Jose, California, consisting of four buildings, each consisting of approximately 64,512 rentable square feet (“rsf”), for a total of approximately 258,048 rentable square feet of space, all as more fully set out in the Lease (the “Premises”).  The former address of the Master Leased Premises, as referenced in the Master Lease, was 100, 102, 104, 106 West Trimble Road, San Jose, California.

Subleased Premises:	Building D, located at 2560 Orchard Parkway, San Jose, CA, containing approximately 64,512 rsf (“Subleased Premises”) and as shown on Exhibit B attached hereto and incorporated herein by reference.

Sublease Commencement Date:	September 1, 2002

Early Access:

Subtenant shall be granted access to the Subleased Premises on upon full execution of Sublease and written consent of Master Landlord for the sole purpose of installing Tenant Improvements, cabling and communications, and fixtures, furniture and equipment on the same terms and conditions of the Sublease except for payment of Base Monthly Rent and except Operating Costs and Taxes until September 1, 2002, for which Subtenant shall become responsible on September 1, 2002.

Sublease Term:	The Sublease Term shall commence on the Sublease Commencement Date for the Subleased Premises and shall terminate on March 31, 2007, for a total term of 4 years and 4 months.

Base Rent	9/01/02-6/30/03 $0

7/01/03-6/30/04 $0.65 prsf per month or $41,932.80

7/01/04-6/30/05 $1.25 prsf per month or $80,640.00

7/01/05-6/30/06 $1.30 prsf per month or $83,865.60

7/01/06-3/31/07 $1.35 prsf per month or $87,091.20

Pro Rata Share:	25% of the Master Leased Premises.

Security Deposit Amount:	$161,280

Permitted Uses:	Office, research, development, storage, disk duplication, light assembly, and distribution of software products and related lawful uses.

Excluded Sections of the Master Lease:	Schedule subsections 1-5 and 7-12, 14, Sections 1A, 1B, 1C, 2A(1) & (4), 2A(5), 2D(4), 3, 9B, 16, 17A sentences 4 and 5, 17B, 17C, 18, 21, 23, 24, 26, 31, 32, Exhibits B, C and D.

Parking Spaces Available to Subtenant:	Subtenant’s Pro Rata Share of the Parking Stalls available under the Master Lease.

Brokers:	Fischer & Company and Cornish & Carey Commercial.

2.                                       Sublandlord is the tenant under the Master Lease.  Sublandlord and Subtenant wish to enter into a sublease of the Subleased Premises on the terms and conditions set forth herein.

ARTICLE II:          Agreements

NOW, THEREFORE, the parties agree as follows:

1.                                       SUBLEASED PREMISES

Sublandlord hereby subleases to Subtenant, on the terms and conditions set forth in this Sublease, the Subleased Premises.  Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date in broom clean condition but otherwise in such “AS IS, WHERE IS” condition as exists as of the date of this Sublease, free of all occupants other than Subtenant.  Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Subtenant’s purposes, except as expressly set forth in this Sublease.  The taking of possession of the Subleased Premises shall be deemed Subtenant’s acknowledgement that the same have been delivered in the condition required hereunder.

2.                                       SUBLEASE TERM

The term of this Sublease shall commence on the Commencement Date and continue for the Sublease Term unless terminated prior to such date pursuant to the terms hereof or pursuant to law.

3.                                       RENT

Subtenant shall pay to Sublandlord the Base Rent (pro rated in the case of any partial calendar month at the beginning or end of the Term, based upon the actual number of days in the month), without deduction, offset, notice, or demand, at Sublandlord’s Address for Payment of Rent, or at such other place as Sublandlord shall designate from time to time by notice to Subtenant. Base Rent shall be paid for each calendar month occurring during the term in advance five days prior to the first day of the calendar month to which such Base Monthly Rent is attributable.  If the Commencement Date occurs on a date other than the first day of a calendar month, Subtenant shall pay to Sublandlord no later than the Commencement Date a pro rata portion of Base Rent.

All charges, costs, expenses and sums required to be paid or borne by Subtenant under this Sublease in addition to Base Rent shall be deemed “Additional Rent”, and Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent”.  Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

The Base Rent for July 2003 shall be due and payable upon execution of this Sublease.

4.                                       OPERATING EXPENSES

In addition to Base Rent, Subtenant shall pay to Sublandlord the Pro Rata share of all Operating Expenses and Taxes (as those terms are defined in the Master Lease), and all other additional rent and other charges, however described, payable under the Master Lease by Sublandlord, as tenant under the Master Lease, with respect to the Subleased Premises or Subtenant’s use and occupancy thereof .  Subtenant shall pay such amount within fifteen (15) days of receipt of an invoice therefore from Sublandlord. Sublandlord shall provide Subtenant with copies of Master Landlord’s statement as to Operating Costs and Taxes. With respect to any portion of the Sublease Term not ending on the last day of a calendar year or fiscal year, the amount of the Operating Costs and/or the Taxes payable to Subtenant shall be pro rated based on a 365 day year.  Upon written request of Sublandlord, Subtenant shall make monthly payments equal to the Pro Rata share of one-twelfth of Master Landlord’s estimate of the Operating Costs and Taxes which will be payable for the current year.  Such payments shall be made monthly in advance together with the payments of the Base Rent due hereunder.  Any surplus shall be promptly refunded to Subtenant and any deficiency shall be promptly paid by Subtenant to Sublandlord once actual Operating Costs and Taxes for the applicable period are finally determined.

Subtenant responsibility for Operating Costs and Taxes shall commence on September 1, 2002.

5.                                       INSURANCE/WAIVER OF CLAIMS AND SUBROGATION

(a)                                  During the Sublease Term, Subtenant shall maintain insurance of such types, in such policies, with such endorsements and coverages, in such amounts as are set forth in the Master Lease.  All insurance policies shall name Master Landlord, Master Landlord’s managing agent, Sublandlord and Sublandlord’s managing agent as additional insured and loss payees and shall contain an endorsement that such policies may not be modified or canceled without 30 days prior written notice to Master Landlord and Sublandlord.  Subtenant shall promptly pay all insurance premiums and shall provide Sublandlord with policies or certificates that are acceptable to Sublandlord and Master Landlord evidencing such insurance upon Subtenant’s execution of this Sublease.

(b)                                 In the event Subtenant sustains a loss by reason of fire or other casualty which is covered by its property insurance policy (or would have been covered had Subtenant carried the insurance required hereunder), and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Sublandlord or Master Landlord or their agents, servants, employees or invitees, then Subtenant agrees to look first to the coverage provided by its insurance proceeds, and Subtenant shall have no right of action against Sublandlord, Master Landlord, or their agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against the party causing such loss; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by such party (unless such party failed to maintain the coverage required hereunderin which event it shall be deemed to have recovered the entire policy amount required hereunder).  In the event Sublandlord sustains a loss by reason of fire or other casualty which is covered by its property insurance policy and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Subtenant or its agents, servants, employees or invitees, then Sublandlord agrees to look first to the coverage provided by its insurance proceeds, and it shall have no right of actions against Subtenant or its agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against Subtenant; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by Sublandlord.  The parties hereto agree that each of its policies of property insurance shall include a waiver of subrogation to effectuate the provisions of this provision.

6.                                       SECURITY DEPOSIT

(a)           Subtenant shall deliver to Sublandlord concurrent with Subtenant’s execution of this Lease, an unconditional, clean, irrevocable standby letter of credit (the “L-C”) in the initial amount of the Security Deposit Amount

(the “Security Deposit”), which L-C shall be issued by a money-center bank which is acceptable to Sublandlord, and which L-C may be presented for payment in a U.S. location acceptable to Sublandlord.  The L-C shall be in form and content as attached hereto as Exhibit C for a term of not less than one year.  Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the L/C.

(b)           The L-C shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term.  If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rent, or if Subtenant fails to renew the L-C at least thirty (30) days before its expiration, Sublandlord after giving Subtenant the applicable notice and cure period for such default, may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Sublandlord may spend or may become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss, cost or damage that Sublandlord may suffer by reason of Subtenant’s default.  The use, application or retention of the L-C, or any portion thereof by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled.  Any amount of the L-C that is drawn upon by Sublandlord, but is not used or applied by Sublandlord, shall be held by Sublandlord and deemed a security deposit (the “L-C Security Deposit”).  If any portion of the L-C is drawn upon, Subtenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Subtenant shall, within two (2) days after written demand therefor, deposit cash with Sublandlord (which cash shall be applied by Sublandlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount required under this Lease, and Subtenant’s failure to do so shall be a default under this Sublease.  If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Subtenant within sixty (60) days following the later of the expiration of the Sublease Term or the vacating of the Subleased Premises by Subtenant.

7.                                       USE OF PREMISES

Subtenant shall use and occupy the Subleased Premises only for the Permitted Uses, and only to the extent permitted by the Master Lease and all laws governing or affecting Subtenant’s use of the Subleased Premises.

8.                                       ASSIGNMENT AND SUBLETTING

Subtenant shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublandlord and of Master Landlord, which consent of Sublandlord shall not be unreasonably withheld. The following transactions shall be deemed assignments of this Sublease requiring such prior written consents:  (i) any assignment, mortgage, pledge, hypothecation or other transfer of this Sublease; (ii) any sublease, concessions, license or occupancy agreement with respect to all or any portion of the Subleased Premises; (iii) if Subtenant or any of its successors or assigns is a corporation, any sale, pledge or other transfer of all or a majority of the capital stock of Subtenant or any such successor or assign (unless such stock is publicly traded on a recognized security exchange or over-the-counter market), any merger, consolidation or reorganization of or into Subtenant or any such successor or assign, and any sale of all or substantially all of the assets of Subtenant or such successor or assign.

Notwithstanding the foregoing, Sublandlord shall not unreasonably withhold its consent (subject to obtaining consent from Master Landlord) to assign this Sublease or to sublet the Subleased Premises (in whole or in part) (i) to any parent or subsidiary corporation of Subtenant or (ii) to any corporation or other business organization controlled by or under common control with Subtenant or (iii) to any corporation or other business organization into which Subtenant may be converted or with which it may merge or (iv) to any business organization acquiring all or substantially all of the assets of Subtenant, provided that the entity to which this Lease is so assigned or which so sublets the Premises (or portion thereof) has the tangible net worth, financial capability and liquidity which is the same or better than the Subtenant as of the date of this Sublease.

Any attempt by Subtenant to assign, sublet or transfer its rights in the Subleased Premises without the prior written consent of both Sublandlord and Master Landlord shall be void, and at Sublandlord’s options, any breach of this Section II.8 shall constitute a default by Subtenant entitling Sublandlord to exercise all rights and remedies permitted hereunder without need for any notice and cure period. No permitted assignment, transfer, encumbrance or subletting shall relieve Subtenant from Subtenant’s obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment, transfer, encumbrance or subletting had been made.

9.                                       PROVISION OF SERVICES

No services are currently included in Base Monthly Rent or Operating Expenses except for any provided by Master Landlord to Sublandlord under the Master

Lease.  If Sublandlord furnishes the Subleased Premises or Subtenant with any additional services upon request of Subtenant, Sublandlord shall charge Subtenant a reasonable charge therefor, and Subtenant shall pay the additional charge within ten (10) days of billing by Sublandlord.

10.                                 CONDITION OF PREMISES; TRADE FIXTURES

Subtenant shall have the right to furnish and install any trade fixtures that are necessary for the conduct of its business; provided, however, that at the termination of this Sublease, Subtenant shall remove such trade fixtures and restore the Sublease Premises at Subtenant’s sole cost to the state and condition in which they existed on the Commencement Date, ordinary wear and tear excepted. If Subtenant fails to comply with the provisions of this paragraph, Sublandlord may make such repairs or restoration, and the reasonable cost thereof shall be additional rent payable by Subtenant on demand.  All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures remaining on the Premises after the expiration or termination of the term hereof shall be deemed abandoned by Subtenant and shall, at Sublandlord’s option, become the property of Sublandlord without payment therefor.

11.                                 ALTERATIONS AND IMPROVEMENTS

Sublandlord shall have no obligation to make any alterations or improvements to the Premises for Subtenant’s use or occupancy thereof. Notwithstanding any provisions of the Master Lease to the contrary, Subtenant shall not make any alterations, additions, improvements or installments in the Subleased Premises without in each instance obtaining the prior written consent of both Master Landlord and Sublandlord, which they may grant, withhold or condition in their respective sole and absolute discretion.  If Sublandlord and Master Landlord consent to any such alterations, improvements or installations, Subtenant shall perform and complete such alterations, improvements and installations at its expense, in compliance with applicable laws and the Master Lease.  If Subtenant performs any alterations, improvements or installations without obtaining the prior written consent of both Master Landlord and Sublandlord, Sublandlord (or Master Landlord) may remove such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such removal or restoration, and Subtenant shall be liable for all costs and expenses incurred in the performance of such removal, repairs or restoration. At Sublandlord’s option, all alterations, additions and improvements (except trade fixtures) shall be and remain the property of Sublandlord upon installation and shall be surrendered to Sublandlord upon the termination of this Sublease, or shall be removed by Subtenant and the Premises restored to their condition on the Commencement Date.  If Sublandlord requires such removal and restoration and Subtenant fails to comply with such requirement, Sublandlord may undertake such removal and restoration and Subtenant shall be liable to Sublandlord for all costs and expenses incurred by the Sublandlord in connection therewith.

12.                                 SUBORDINATION TO MASTER LEASE

This Sublease shall at all times be subject and subordinate to the terms and provisions of the Master Lease.  Except for the Excluded Sections of the Master Lease and except as otherwise set forth in this Sublease, all of the terms and conditions contained in the Master Lease are hereby incorporated herein by this reference as terms and conditions of this Sublease, except that references in the Master Lease to the terms listed in Column A below shall be deemed to be references to the terms set forth in this Sublease listed in the same row in Column B below:

Column A	Column B

Lease	Sublease

Landlord or Lessor	Sublandlord

Tenant or Lessee	Subtenant

Term	Sublease Term

Annual Fixed Rent, Fixed Rent or Base Rent	Base monthly Rent (which amount shall be annualized where the context so admits)

Premises	Subleased Premises

Commencement Date	Sublease Commencement Date

References to Landlord or Lessor in Sections 2D(5), 8A, 9E, 10, 11 and 20 of the Master Lease shall be deemed references to Master Landlord only.

Subtenant shall not cause a default under the Master Lease or permit its employees, agents, contractors or invitees to cause a default under the Master Lease.

Notwithstanding any other provision of this Sublease, Sublandlord, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Master Landlord, as the landlord under the Lease, but (i) Sublandlord shall have no obligation under this Sublease to perform the obligations of Master Landlord, as landlord under the Master Lease, including without limitation any obligation to provide services or maintain insurance; (ii) Sublandlord shall not be bound by any representations or warranties of the Master Landlord under the Lease; (iii) in any instance where the consent of Master Landlord is required under the terms of the Lease, the consent of Sublandlord and Master Landlord shall be required; and (iv) Sublandlord shall not be liable to Subtenant for any failure or delay in Master Landlord’s performance of its obligations, as landlord under the Lease.  Upon request of Subtenant, Sublandlord shall, at Subtenant’s expense, use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.  If Subtenant requests that Sublandlord institute legal action against the Master Landlord, Sublandlord shall reasonably consider such request in a timely fashion.  If Subtenant requests that Sublandlord institute legal action against the Master Landlord, then Subtenant shall be responsible for all costs incurred by Sublandlord in instituting and pursuing such legal action.

Upon the default by Subtenant in the full and timely payment and performance of its obligations under the Sublease, Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease with respect to default by the Tenant or Lessee under the Master Lease. In the event that Subtenant breaches any of the terms conditions or covenants of this Sublease or of the Master Lease and fails to remedy such breach within ten (10) days after written notice, Sublandlord shall have the right, but not the obligation, to cure such breach and charge Subtenant for the costs incurred thereby, which costs Subtenant shall pay to Sublandlord upon demand.  Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease.  If the Master Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that Subtenant shall pay to Sublandlord all sums due and accrued under this Sublease as of the termination date.

Notwithstanding any contrary provision of this Sublease, (i) in any instances where Master Landlord, as landlord under the Lease, has a certain period of time in which to notify Sublandlord, as tenant under the Master Lease, whether Master Landlord will or will not take any particular action, Sublandlord, as landlord under this Sublease, shall have an additional ten (10) day period after receiving such notice in which to notify Subtenant, (ii) in any instance where Sublandlord, as tenant under the Master Lease, has a certain period of time in which to notify Master Landlord as landlord under the Lease, whether Sublandlord will or will not take any particular action, Subtenant, as tenant under this Sublease, must notify Sublandlord, as landlord under this Sublease, at least five (5) business days before the end of such period, but in no event shall Subtenant have a period of less than five (5) days in which so to notify Sublandlord unless the relevant period under the Master Lease is five days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Lease, and (iii) in any instance where a specific grace period is granted to Sublandlord, as tenant under the Master Lease, before Sublandlord is considered in default under the Master Lease, Subtenant, as tenant under this Sublease, shall be deemed to have a grace period which is ten (10) days less than Sublandlord before Subtenant is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five days unless the relevant period under the Master Lease is six (6) days or less, in which case the period under this

Sublease shall be two (2) days less than the period provided to Sublandlord under the Master Lease.

In no event shall Master Landlord, Sublandlord, or Subtenant be liable for any consequential damages suffered by Subtenant, Master Landlord or Sublandlord in connection with any breach of this Sublease or otherwise. Notwithstanding the preceding sentence, Subtenant shall be responsible for all costs, damages, liabilities, and claims resulting from its holding over in the Subleased Premises after the expiration or earlier termination of the Master Lease.

13.                                 INDEMNITY

Subtenant shall indemnify, defend and hold harmless Sublandlord from all claims, liabilities, losses, damages and expenses arising out of (a) a default by Subtenant in the full and timely payment and performance of its obligations, as tenant under this Sublease, (b) any accident or injury to property or person in the Subleased Premises, (c) the negligence and willful misconduct of Subtenant, its agents, employees, invitees or contractors or (d) a default under the Master Lease caused by Subtenant, its agents, employees or contractors.

14.                                 HOLDING OVER

If Subtenant remains in possession of the Sublease Premises or any part thereof after the expiration or other termination of the Term hereof, such occupancy shall be as a tenancy at sufferance at a rental in the amount of one seventy-five percent (175%) of the last installment of Base Monthly Rent, and upon all the other provisions of this Sublease pertaining to the obligations of Subtenant. Notwithstanding anything to the contrary herein, Subtenant shall be liable to Sublandlord for all costs, liabilities, losses and expenses incurred by Sublandlord as a result of Subtenant’s holding over.

15.                                 FEES

In any case where Subtenant requests permission from Sublandlord to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Subtenant shall pay to Sublandlord a reasonable administrative charge which shall not exceed $1,000.00 and Sublandlord’s actual and reasonable legal fees incurred in reviewing such request.

16.                                 NOTICES OR DEMANDS

All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Master Landlord, which shall be given in accordance with the provisions of the Master Lease) upon the earlier of (i) receipt at the Sublandlord’s Notice Addresses or the Subtenant’s Notice Addresses, or the notice address of the Master Landlord set forth in the Master Lease, as the case may be, by the party being served, or (ii) upon delivery being refused.  All such notices or demands shall be sent by United States certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service that provides tracking and proof of receipt.  Either party may change its address for notices and demands under this Sublease by ten (10) days’ notice to the other party.

17.                                 PARKING

Subject to the terms and conditions of the Master Lease, Sublandlord shall provide Subtenant with the right to use the number of Parking Spaces listed in Article I hereof as Parking Spaces Available to Subtenant on a non-exclusive basis.

18.                                 MASTER LANDLORD’S CONSENT

This Sublease is expressly conditioned upon the receipt of Master Landlord’s written consent hereto.  Subtenant agrees to cooperate with Sublandlord in providing such information as is necessary to satisfy such condition and to execute all agreements reasonably requested by Master Landlord in connection therewith.

19.                                 CHOICE OF LAW

This Sublease shall be governed by the laws of the State in which the Subleased Premises are located.

20.                                 ENTIRE AGREEMENT

This Sublease, together with any exhibits and attachments hereto and the Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Sublease Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant.  Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral discussions, letters or written documents between and among themselves and their agents and representatives relative to the subleasing of the Subleased Premises are merged in or revoked by this Sublease.

21.                                 SUCCESSORS AND ASSIGNS

This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting which is otherwise specifically prohibited hereby.

22.                                 SECTION AND PARAGRAPH HEADINGS

The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

23.                                 REPRESENTATIONS AND WARRANTIES; AUTHORITY

Sublandlord and Subtenant each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Subtenant and Sublandlord in accordance with its terms.  Simultaneously with the execution of this Sublease, Subtenant shall deliver evidence of such authority to Sublandlord in a form reasonably satisfactory to Sublandlord.

Sublandlord represents and warrants that (i) to Sublandlord’s actual knowledge, Master Landlord is not in material default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Master Landlord under the Master Lease; and (ii) to Sublandlord’s actual knowledge, Sublandlord is not in material default under the Master Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, shall constitute a material default by Sublandlord under the Master Lease.

Except as expressly set forth in this Sublease, no representation or warranty has been given by either party, its agents and representatives, with respect to the subject matter of this Sublease, and neither party has relied upon any representations or warranty not expressly set forth herein.

24.                                 BROKERS

Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker other than the Brokers identified in Article I hereof in connection with the consummation of this Sublease.  Sublandlord and Subtenant each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the inaccuracy of its representation or the breach of its warranty set forth in the previous sentence.  Sublandlord shall be solely responsible for the payment of the brokerage commission due to the Brokers pursuant to a separate written agreement.

25.                                 NO OFFER

The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublandlord or Subtenant shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublandlord and Subtenant, and then subject to the conditions hereof, including Section II 19.

26.                                 FURNITURE AND EQUIPMENT

The furniture and equipment set forth on Exhibit D attached hereto and incorporated by referenced herein shall be included as part of the Subleased Premises at no additional cost to Subtenant (“F&E”).  The F&E shall be delivered in “as-is/where-is” condition.  Subtenant shall be responsible for the maintenance and repair of the F&E and shall return the F&E at the expiration of the Sublease Term or the early termination of the Sublease in the same condition as of the Sublease Commencement Date, normal wear and tear excluded.

IN WITNESS WHEREOF, the parties have caused this Sublease to be signed by their duly authorized representatives to be effective on the date first set out above.

Sublandlord:	Subtenant:

NORTEL NETWORKS INC.	TRIPATH TECHNOLOGIES, INC.

By:	By:

Print Name:	Print Name:

Print Title:	Print Title:

Date:	Date:

List of Exhibits

Exhibit A - Master Lease

Exhibit B - Plan showing Subleased Premises

Exhibit C – Form of Letter of Credit

Exhibit D – Schedule of Furniture and Equipment

Master Landlord’s Consent

The undersigned Master Landlord under the Master Lease (as defined in the above Sublease) hereby consents to such Sublease, on the terms and conditions stated herein.

Master Landlord:

By:

Print Name:

Print Title:

Date:

Exhibit A - Master Lease

Exhibit B - Plan showing Subleased Premises

Exhibit C

IRREVOCABLE STANDBY LETTER OF CREDIT

LETTER OF CREDIT NO.:	[INSERT NUMBER]

DATE OF ISSUE:	[INSERT DATE]

APPLICANT:	[INSERT APPLICANT NAME AND ADDRESS]

BENEFICIARY:	[INSERT BENEFICIARY NAME AND ADDRESS]

AMOUNT:	[INSERT AMOUNT]

EXPIRATION DATE	[INSERT DATE]

PLACE FOR PRESENTATION OF DOCUMENTS:	[INSERT LOCAL ADDRESS]

BANK HEREBY ESTABLISHES AN IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE BENEFICIARY BY ORDER AND FOR THE ACCOUNT OF THE APPLICANT FOR A SUM OR SUMS NOT TO EXCEED $_____________ IN THE AGGREGATE.

THIS CREDIT IS AVAILABLE WITH BANK AGAINST THE PRESENTATION OF DRAFTS DRAWN AT SIGHT, SIGNED BY THE BENEFICIARY, AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.                                       THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.             THE WRITTEN STATEMENT PURPORTEDLY SIGNED BY THE BENEFICIARY STATING THAT:

“BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT      PURSUANT TO THE TERMS OF THAT CERTAIN SUBLEASE BETWEEN _________ AND _________ DATED __________ WITH RESPECT TO PROPERTY LOCATED AT _________.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS, AT LEAST 30 DAYS PRIOR TO ANY SUCH EXPIRATION DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.  UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT, SIGNED BY THE BENEFICIARY, ACCOMPANIED BY A STATEMENT, SIGNED BY THE BENEFICIARY, STATING THAT:

AS OF THE DATE OF THIS DRAWING, THE BENEFICIARY HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO THE BENEFICIARY AS SUBSTITUTE FOR BANK LETTER OF CREDIT NO. [INSERT L/C NO.]

NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE NO EARLIER THAN _________, 200___ [SIXTY DAYS AFTER EXPIRATION DATE].

THIS LETTER OF CREDIT IS TRANSFERABLE.  YOU MAY TRANSFER THIS LETTER OF CREDIT TO YOUR TRANSFEREE OR SUCCESSOR AT NO COST TO YOU OR YOUR TRANSFEREE.  APPLICANT SHALL BE RESPONSIBLE FOR THE PAYMENT OF ANY TRANSFER FEE AND ANY OTHER REQUIREMENTS RELATIVE TO THE UCP 500 (AS HEREINAFTER DEFINED) AND U.S. GOVERNMENT REGULATIONS.

IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED, THE TRANSFEREE SHALL BE THE BENEFICIARY HEREOF AND DRAFTS AND DOCUMENTS PURSUANT HERETO MUST BE EXECUTED BY A REPRESENTATIVE OF THE TRANSFEREE.

ALL DRAFTS, ACCOMPANYING DOCUMENTS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED UNDER THIS LETTER OF CREDIT MUST BE MARKED:  “DRAWN UNDER BANK LETTER OF CREDIT NO. [INSERT L/C NO.]”

ALL DRAFTS AND ACCOMPANYING DOCUMENTS MAY BE REPRESENTED AT, AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND DELIVERED TO, OUR OFFICES AT [INSERT ADDRESS OF A BANK LOCATION ACCEPTABLE TO BENEFICIARY].

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.  BANK SHALL HAVE NO OBLIGATION TO INVESTIGATE THE FACTUAL REPRESENTATIONS CONTAINED IN A DRAW REQUEST.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THE OFFICES SPECIFIED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE “UCP 500”).

Exhibit D – Schedule of Furniture and Equipment